Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1, of our report dated December 8, 2020, relating to the balance sheet of Motive Capital Corp as of October 2, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from September 28, 2020 (inception) through October 2, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
December 8, 2020